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                                                                   EXHIBIT 3.5


                                    BY-LAWS
                                       of
                          LITTLEFIELD, ADAMS & COMPANY
                                 March 5, 1996

                                   ARTICLE I


                               CORPORATE OFFICES

     SECTION 1. Location of Office. The registered office of the corporation shall be at 81 Adams Drive in the Borough of Totowa, County of Passaic, State of New Jersey or at such other place in the State of New Jersey as may be determined by the Board of Directors from time to time.

     SECTION 2. Additional Offices. The corporation shall have such other offices, within or without this State and within or without the United States, as may be fixed by the Board of Directors from time to time.


                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. Place of Meeting of Shareholders. All meetings, regular and special, of the shareholders shall be held at the principal office of the corporation in New Jersey or at such other place, within or without the State of New Jersey, as may be determined by the Board of Directors and as may be designated in the notice of such meeting.

     SECTION 2. Annual Meeting of Shareholders. The annual meeting of the shareholders for the election of directors, and the transaction of such other business as may properly come before such meeting, shall be held on a date selected by the Board of Directors.

     SECTION 3. Special Meetings of the Shareholders. Special meetings of the shareholders may be called by the President, a majority of the members of the Board, the Chairman of the Board or persons holding one-third of the stock of the corporation. Notice of such special meetings shall specify the purpose thereof.



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     SECTION 4. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to give a written consent to any action without a meeting or to receive payment of any dividend or allotment of any right, the Board may fix a date as the record date for such determination. The record date shall not be more than sixty (60) days before the shareholders' meeting or other corporate action or event to which it relates. The record date for a shareholders' meeting shall not be less than ten (10) days before the date of the meeting. In the event dividends are declared, stock transfer books will not be closed but a record date will be set by the Corporation, upon which the transfer agent will take a record of all shareholders entitled to the dividend without actually closing the books for transfers of stock.

     SECTION 5. Notice of Meetings of Shareholders. Except as otherwise provided by law, written notice of every shareholders' meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of such meeting to each shareholder of record entitled to vote at the meeting. If notice is given by mail, the notice shall be deemed to be given when deposited in the mail addressed to the shareholder to whom it is directed at his or her last address as it appears on the records of the corporation, with postage prepaid thereon. Such notice shall state the time, place and purpose of the meeting.

     SECTION 6. Waiver of Notice of Shareholders Meetings. Notice of a meeting need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice.

     SECTION 7. Quorum of Shareholders. The holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

     SECTION 8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him by proxy.

     Each proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a shareholder or agent by telegram or cable or its equivalent.



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No proxy shall be valid for more than eleven (11) months unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three (3) years from the date of execution. Unless it is coupled with an interest, a proxy shall be revocable at will.

     A proxy shall not be revoked by the death or incapacity of the shareholder but such proxy shall continue to force until revoked by the personal representative or guardian of the shareholder.

     The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

     A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his or her place, including any other person named as an attorney or agent in the same proxy.
The substitution shall not be effective until an instrument effecting it is filed with the secretary of the corporations.

     SECTION 9. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment. Such list shall (a) be arranged alphabetically with the address of and number of shares held by each shareholder; (b) be produced at the time and place of the meeting; (c) be subject to the inspection of any shareholder during the whole time of the meeting; and (d) be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting. Unless otherwise required by law, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     SECTION 10. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     SECTION 11. Inspectors of Elections. At each annual meeting the chairman of the meeting may appoint one or more persons to act as inspectors of election at that meeting. No person shall be elected a director in an election for which he or she has served as inspector. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector.



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                                  ARTICLE III


                                   DIRECTORS

     SECTION 1. Board of Directors. Except as otherwise provided by law, the business and affairs of the corporation shall be managed by its Board of Directors, each of whom shall be at least 18 years of age.

     SECTION 2. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed as a maximum of nine (9) Directors.

     SECTION 3. Election, Term and Removal of Directors. At each annual meeting the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term of the election and until his or her successor shall have been elected and qualified.

     SECTION 4. Vacancies. The Board of Directors may fill a vacancy occurring in the Board of Directors by the affirmative vote of the remaining directors, even though less than a quorum of the Board of Directors, or by a sole remaining director. A director so elected shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified.

     SECTION 5. Resignation. A director may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice.

     SECTION 6. Quorum. A majority of the entire Board of Directors, or of any committee thereof, shall constitute a quorum for the transaction of business.

     SECTION 7. Place of Meetings of Directors. The Board of Directors may hold meetings at such place or places as the Board of Directors may from time to time determine. Any or all directors may participate in a meeting of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.



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     SECTION 8. Meetings of Directors.  Meetings of the Board of Directors may
be held either within or without the State of New Jersey. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board. Special meetings may be held at any time upon call of the Chairman of the Board, if there be a Chairman, the President, a Vice President or any two (2) Directors.

     SECTION 9. Notice of Meetings of Directors. A meeting of the Board of Directors may be held without notice immediately following the annual meeting of the shareholders. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Special meetings of the Board of Directors may be held upon written or telegraphic notice deposited in the United States mail or delivered to the telegraph company at least two (2) days prior to the day of the meeting.

     Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior to its conclusion, the lack of notice.

     Neither the business to be transacted at, nor the purpose or, any meeting of the board need be specified in the notice or waiver of notice of such meeting.

     Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

     SECTION 10. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members a committee, each of which shall have one or more members. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board of Directors, except that no such committee shall
(a) make, alter or repeal any by-law of the corporation; (b) elect or appoint any director, or remove any officer or director; (c) submit to shareholders any action that requires shareholders' approval; or (d) amend or repeal any resolution theretofore adopted by the Board of Directors.



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     The Board of Directors, by resolution adopted by a majority of the entire
Board of Directors, may (a) fill any vacancy in any such committee; (b) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (c) abolish any such committee at its pleasure; and (d) remove any director from membership on such committee at any time, with or without cause.

     Actions taken at a meeting of any such committee shall be reported to the Board of Directors at its next meeting following such committee meeting; except that, when the meeting of the Board of Directors is held within two (2) days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board of Directors at its second meeting following such committee meeting.

     The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed by law.

     The provisions of this Section 10 shall not apply to any committee which acts solely in an advisory capacity to the Board of Directors. Such committee may be appointed by the President.

     SECTION 11. Action of Directors Without Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the board, or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of the committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or the committee.

     SECTION 12. Director Emeritus. The corporation shall have directors emeriti as shall be elected by the Board of Directors from time to time. The directors emeriti shall have no responsibilities and shall not be entitled to vote at any meeting but may attend any meeting. The qualifications and the compensation for this position shall be set by the Board of Directors from time to time.




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                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. Offices, Term, Election, Removal. The officers of the corporation shall be elected by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, such Assistant Secretaries and Assistant Treasurers as may be elected, and a Controller. The Board of Directors may also, elect a Chairman of the Board. Any two offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the by-laws to be executed, acknowledged or verified by two officers. Any officer shall hold office for the term for which he or she is elected and until a successor is elected and has qualified, subject to earlier termination by removal as provided in these by-laws or the certificate of incorporation or resignation. Nothing herein shall prevent the corporation from entering into contracts with any officers employing them as such for life or any lesser period of time.

     An officer elected to fill a vacancy shall hold office for the balance of the unexpired term for which elected.

     Any officer may be removed from office, with or without cause, at any time by the affirmative vote by the majority of the Board of Directors.

     SECTION 2. Duties of Officers:

     A. Chief Executive Officer(s). The office of Chief Executive Officer of the corporation may be held by one or two persons, at the discretion of the Board of Directors. In the event the office of Chief Executive Officer shall be held by two persons, they shall each be the Co-Chief Executive Officer of the corporation, one to be designated by the Board as the Chairman of the Board and the other as the President of the corporation. The Chief Executive Officer(s) shall, subject to the authority of the Board of Directors, have responsibility for the general and active management of the business of the corporation. Notwithstanding anything contained in these By-Laws to the contrary, if there be Co-Chief Executive Officers, the Chairman of the Board, in addition to the duties and authority set forth in these by-laws for the Chairman, shall have the duties and authority set forth in these by-laws for the President and, likewise, the President, in addition to the duties and authority set forth in these By-Laws for the President, shall have the duties and authority set forth in these by-laws for the Chairman.

     B. Chairman of the Board. The Chairman of the Board, if there be a Chairman of the Board, shall preside at all meetings of the shareholders and the Board of Directors and shall perform such other duties as the Board of Directors shall specify. Except as otherwise provided by law, the Chairman shall possess the power to sign all certificates, contracts or other instruments of the corporation which may be approved from time to time by the Board of Directors or which may be in the ordinary course of business.

     C. President. The President shall be the Chief Executive Officer of the corporation and shall, in the absence of the Chairman of the Board or if there be no




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Chairman of the Board, preside at all meetings of the shareholders and Board of
Directors. The President shall make reports to the Board of Directors and shareholders and shall perform such other duties as are incident to this office or are required by the Board of Directors, One person may occupy both the office of Chairman of the Board and President if the Board shall so designate.

     D. Vice Presidents. In the order designated by the Board of Directors, Vice Presidents shall exercise the function of the President during the absence or disability of the President and shall perform such other duties as are assigned from time to time by the Board of Directors.

     E. Secretary. The Secretary shall give the requisite notices of meetings of the shareholders and directors and shall record the proceedings of such meetings. In addition to the powers and duties prescribed by, law the Secretary shall have such other powers and perform such other duties as shall at any time be required by the Board of Directors.

     F. Treasurer. The Treasurer shall be the Chief Financial Officer of the Company and shall have charge of all the funds of the corporation and shall keep and deposit them as required by the Board of Directors and shall keep proper accounts of the receipts and disbursements and financial transactions of the corporation. The treasurer shall render to the Board of Directors an annual statement of the financial affairs of the corporation and such other financial statements as shall at any time be required by the directors. The Treasurer shall perform such other duties as shall be required by the Board of Directors. The Treasurer/Chief Financial Officer shall report directly to the Company's Board of Directors.

     G. Other Officers. Any other officers elected by the Board of Directors shall have such duties as the Board shall designate.

     SECTION 3. Compensation. The compensation of officers shall be fixed by the Board of Directors.

                                   ARTICLE V


               SHARES, SHARE CERTIFICATES AND TRANSFER OF SHARES

     SECTION 1. Form of Certificates and Issuance. The shares of the corporation shall be represented by certificates signed by, or in the name of the corporation by, the Chairman



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of the Board or the President or a Vice President, and by the Treasurer or an
Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. If the certificate is countersigned by a transfer agent or registrar who is not an officer or employee of the corporation, any and all other signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

     SECTION 2. Transfers. Transfer of shares shall be made only on the books of the corporation by the registered owner thereof or the registered owner's duly authorized attorney, with a transfer clerk or transfer agent appointed by the Board of Directors and on surrender of the certificate or certificates for such shares properly endorsed and with all taxes paid thereon.

     The person in whose name shares of stock stand in the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     SECTION 3. Lost, Destroyed or Stolen Certificates. No certificate for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the principal officers of the corporation, of such loss, destruction or theft and, if said officers so require, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and such surety as the Board of Directors may in its discretion require.

     SECTION 4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks or one or more registrars and may require all certificates for shares to bear the signature of any of them.


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                                   ARTICLE VI

                                 CORPORATE SEAL


     The corporation shall have a seal which will provide an impression showing the name of the corporation, the State of New Jersey and the year of its incorporation.

                                  ARTICLE VII

                               CORPORATE ACTIONS

     SECTION 1. Deposits, Checks, Notes, Etc. The Board of Directors may select banks, trust companies or other depositories in which the funds of the corporation not otherwise employed may be deposited to the credit of the corporation. All notes, checks, drafts or other negotiable instruments of the corporation shall be signed by such officer or officers as may be designated by the Board of Directors from time to time.

     SECTION 2. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meeting of securityholders of other corporations in which the corporation may hold securities. At such meeting he shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.


                                  ARTICLE VIII

                                  FISCAL YEAR

     The fiscal year of the corporation shall begin on January 1 of each year.


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                                   ARTICLE IX

                                   DIVIDENDS

     The Board of Directors may from time to time declare a dividend of the whole or any part of its accumulated profits and may fix the date or dates upon which such dividend is paid. The Board of Directors may declare dividends in the form of shares of stock of the corporation.

                                   ARTICLE X

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall indemnify each of its directors and officers, whether or not then in office (and his executor, administrator and heirs), against all reasonable expenses actually and necessarily incurred by him in connection with the defense of any litigation to which he may have been made a party because he is or was a director or officer of the corporation. He shall have no right to reimbursement, however, in relation to matters as to which he has been adjudged liable to the corporation or its stockholders for negligence or misconduct in the performance of his duties. The right to indemnity for expenses shall also apply to the expenses of suits which are compromised or settled if the court having jurisdiction of the matter shall approve such settlement.

     The foregoing right of indemnification shall be in addition to, and not exclusive of, all other rights to which such director or officer may be entitled by law or otherwise.

                                   ARTICLE XI

                              AMENDMENT OF BY-LAWS

     These By-Laws may be altered, amended, rescinded, repealed or suspended by vote of a majority of the shareholders of the corporation at any regular or special meeting or by a vote of the majority of the entire Board of Directors at any regular or special meeting.